Exhibit 99.1

Bio-Techne Shareholders Approve Acquisition by Merck KGaA, Darmstadt, Germany

MINNEAPOLIS – September 23, 2026 – Bio-Techne Corporation (NASDAQ: TECH) (“Bio-Techne”), a global provider of life science tools, reagents and diagnostic products, announced that Bio-Techne shareholders voted to approve and adopt the definitive agreement under which Merck KGaA, Darmstadt, Germany proposes to acquire Bio-Techne (the “Merger Agreement”) at a Special Meeting of Shareholders held today.

“We are grateful to our shareholders for their strong support, which marks an important milestone toward completing the transaction,” said Kim Kelderman, President and Chief Executive Officer of Bio-Techne. “Joining Merck KGaA, Darmstadt, Germany will bring together our complementary and leading life sciences organizations while delivering substantial, near-term cash value to Bio-Techne shareholders. The combined company will be uniquely positioned to support customers across the full spectrum of life science workflows from discovery and translational research through development, testing and commercial manufacturing.”

The final voting results, as certified by the independent inspector of elections, will be reported in a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

In addition to shareholder approval, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed transaction expired at 11:59 p.m., Eastern Time, on September 18, 2026. Bio-Techne continues to expect the transaction to close by late 2026 or early 2027, subject to satisfaction of customary closing conditions, including receipt of remaining required regulatory approvals.

About Bio-Techne
Bio Techne Corporation (NASDAQ: TECH) is a global life sciences company headquartered in Minnesota, celebrating 50 years of empowering scientific and diagnostic communities to reach better answers. The company provides high quality reagents, analytical instruments, and precision diagnostics. Its portfolio is organized into three customer focused brands: R&D Systems™, Bio Techne Spatial™, and Bio Techne Diagnostics™, reflecting the scientific journey from discovery to translational research to clinical decision making. Bio Techne operates in 34 locations worldwide and employs more than 3,000 people. In fiscal year 2025, the company generated over $1.2 billion in net sales. Its more than 500,000 products are used globally by academic researchers, biopharmaceutical and biotechnology companies, and clinical diagnostic laboratories.

For more information on Bio Techne, please visit www.bio-techne.com or follow the company on LinkedIn, X, or YouTube.

Bio-Techne Contacts
David Clair, Vice President Investor Relations
IR@bio-techne.com

Media contacts:
Corporate Communications
media.relations@bio-techne.com

Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan / Jamie Moser
+1 212-355-4449

Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany or Bio-Techne Corporation management. Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation or development and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Bio-Techne or realize the anticipated benefits of the proposed transaction in the expected timeframes or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Bio-Techne’s operations into those of Merck KGaA, Darmstadt, Germany, given such integration may be more difficult, time-consuming or costly than expected; the failure of any of the conditions to the proposed transaction to be satisfied; the possibility that competing offers or acquisition proposals for Bio-Techne will be made; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Bio-Techne; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact Bio-Techne’s or Merck KGaA, Darmstadt, Germany’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Bio-Techne’s common stock, including if the proposed transaction is not consummated; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Bio-Techne’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required to complete the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule or regarding accounting and tax treatments of the proposed transaction; the impact of indebtedness to be incurred by Merck KGaA, Darmstadt, Germany in connection with the proposed transaction; the effects of the business combination of Bio-Techne and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; third parties may claim that Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s business; the volatility of the international marketplace; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on Merck KGaA, Darmstadt, Germany’s website at https://www.emdgroup.com/en or in Bio-Techne’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2026 and Bio-Techne’s other filings with the SEC, which are available at http://www.sec.gov and on Bio-Techne’s website at https://www.bio-techne.com. Except as otherwise required by law, neither Merck KGaA, Darmstadt, Germany nor Bio-Techne assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.